Exhibit 35

a)

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ANNUAL SERVICER COMPLIANCE STATEMENT PURSUANT TO ITEM 1123 OF
REGULATION AB

March 8, 2007

RE: CS HEMT 2006-5

For the fiscal year ended December 31, 2006 (the "Reporting Period"), Ocwen Loan
Servicing, LLC ("OLS") furnishes this annual servicer compliance statement pursuant to
Item 1123 of Regulation AB, indicating its compliance with the servicing standards of the
Securities & Exchange Commission as set forth in Regulation AB, 17 CFR 229.1100, et seq., ("Regulation AB"). In this regard, I make the following representations, which are true to the best of my knowledge and belief in all material respects.

1. A review of the servicing activities of OLS during the Reporting Period, and of its performance under the Pooling and Servicing Agreement dated as of October 1, 2006 (the
"Agreement") has been performed under my supervision.

2. To the best of my knowledge, based on this review, OLS has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

By: /s/ Ronald M. Faris
Name: Ronald M. Faris
Title: President

Ocwen Loan Servicing LLC
1661 Worthington Road Suite 100
Centrepark West
West Palm Beach, FL 33409

b)

Agreement: Credit Suisse First Boston Mortgage Securities Corp., Depositor,
DLJ Mortgage Capital, Inc., Seller, Select Portfolio Servicing, Inc.,
Servicer and Master Servicer, Ocwen Loan Servicing, LLC,
Servicer and U.S. Bank National Association, Trustee - Pooling
and Servicing Agreement - Home Equity Mortgage Trust Series
2006-5

Dated:
October 1, 2006

ANNUAL STATEMENT AS TO COMPLIANCE

In accordance with the applicable section in each of the Pooling and Servicing
Agreements specified:
i.
a review of the activities of the Servicer and the Master Servicer during the year ended December 31, 2006 and of performance under this
Agreement has been made under such officers' supervision; and
ii.
to the best of such officers' knowledge, based on such review, the Servicer and the Master Servicer have fulfilled all of their obligations and no default has occurred under this Agreement throughout such year.

By:
Select Portfolio Servicing, Inc.
As Servicer and Master Servicer

/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
March 16, 2007